Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 15, 2011	Tony Davis 318.388.9525 tony.davis@centurylink.com

CenturyLink Reports Fourth Quarter 2010 Earnings

MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) announces operating results for fourth quarter 2010.

▪	Added nearly 29,000 high-speed Internet customers during the quarter and ended 2010 with 2,394,000 high-speed Internet customers.

▪	Reduced access line losses by 12% compared to third quarter 2010 and 15.8% compared to fourth quarter 2009.

▪
Generated free cash flow (as defined in the attached financial schedules) of $342 million in fourth quarter 2010, excluding nonrecurring items of $7.1 million and $9.1 million of acquisition related capital expenditures.

▪	Achieved approximately $85 million in synergies from the Embarq acquisition during fourth quarter 2010 and ended 2010 with estimated annual run rate synergies of more than $340 million.

Fourth Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 12/31/10		Quarter Ended 12/31/09		% Change
Operating Revenues Operating Cash Flow (1) Net Income (2) Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures (3)	$ $ $ $ $	1,721,977 864,318 232,287 .76 303,201 263,990	$ $ $ $ $	1,839,424 943,592 286,688 .95 299,233 337,417	(6.4) (8.4) (19.0) (20.0) 1.3 (21.8)	% % % % % %
Access Lines High-Speed Internet Customers		6,504,000 2,394,000		7,039,000 2,236,000	(7.6) 7.1	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	All references to net income contained in this release represent net income attributable to CenturyLink, Inc
(3)	Includes nonrecurring capital expenditures of $9.1 million in fourth quarter 2010 and $28.1 million in fourth quarter 2009 related to the Embarq integration.

“CenturyLink’s financial and operating results for the fourth quarter and for full year 2010 reflect an improving revenue trend along with the challenge of reducing costs in the near term due to the pending Qwest merger and the market expansion of IPTV service,” Glen F. Post, III, chief executive officer and president, said. “Operating revenues were better than we had originally anticipated for both the quarter and full year and our annual rate of access line decline improved to 7.6% in 2010 from pro forma 8.8% in 2009. We expect our revenue trend to improve in 2011 compared to 2010 driven by anticipated lower access line losses and revenues from strategic initiatives.”

Operating revenues, excluding nonrecurring items, for fourth quarter 2010 were $1.72 billion compared to $1.84 billion in fourth quarter 2009. This anticipated revenue decline was primarily due to the impact of access line losses and lower access revenues, including the anticipated impact of lower universal service fund receipts and wireless and long distance traffic migration. These decreases more than offset revenue increases driven by growth in high-speed Internet customers, data services demand from business customers and data transport demand from wireless providers.

Operating expenses, excluding nonrecurring items, decreased to $1.22 billion from $1.25 billion in fourth quarter 2009, primarily due to lower access expenses and transport costs due to the migration of legacy Embarq long distance traffic to our internal IP network, and lower personnel costs. Such increases were partially offset by higher plant operations costs.

Operating cash flow, excluding nonrecurring items, decreased to $864.3 million from $943.6 million in fourth quarter 2009.  For fourth quarter 2010, CenturyLink achieved an operating cash flow margin, excluding non-recurring items, of 50.2% versus 51.3% in fourth quarter 2009.

“CenturyLink is well positioned to meet the growing demand for broadband and IP-based services across all customer segments. We added 29,000 high-speed Internet subscribers during the fourth quarter and 158,000 subscriber additions for full year 2010, representing 7.1% annual subscriber growth.” Post said. “We expect strategic revenues to increase in the months ahead driven by continued growth in high-speed Internet subscribers, consumer demand for broadband services such as IPTV, and business customer demand for high-bandwidth data services and data transport services.”

Net income, excluding nonrecurring items, was $232.3 million in fourth quarter 2010 compared to $286.7 million in fourth quarter 2009. Diluted earnings per share, excluding nonrecurring items, was $.76 for fourth quarter 2010, a 20.0% decrease from the $.95 reported in fourth quarter 2009.

For the year 2010, operating revenues, excluding nonrecurring items, increased 41.6% to $7.04 billion from $4.97 billion for the same period in 2009. Operating cash flow, excluding nonrecurring items, was $3.62 billion for 2010 compared to $2.48 billion in 2009. Net income, excluding nonrecurring items, was $1.03 billion compared to $720.9 million in 2009. Diluted earnings per share, excluding nonrecurring items, was $3.39 compared to $3.60 in 2009. The 2010 results reflect the impact of the Embarq acquisition for the full year, whereas the 2009 results reflect the impact of the Embarq acquisition for the 6 months following the July 1, 2009 completion of the transaction.

Under generally accepted accounting principles (GAAP), net income for fourth quarter 2010 was $225.2 million compared to $230.2 million for fourth quarter 2009, and diluted earnings per share for fourth quarter 2010 was $.74 compared to $.77 for fourth quarter 2009.

Fourth quarter 2010 net income and diluted earnings per share reflect after-tax integration and severance-related costs associated with the Embarq acquisition of $16.9 million ($.056 per share) and $6.9 million ($.023 per share) of after-tax costs related to transaction and integration costs associated with the pending Qwest acquisition.  Such amounts were partially offset by an after-tax curtailment gain associated with freezing certain future defined benefit pension accruals of $13.0 million ($.04 per share) and a net income tax benefit due to an increase in the net deferred tax asset related to state net operating loss carry forwards and other tax adjustments, of $3.7 million ($.01 per share).

Fourth quarter 2009 net income and diluted earnings per share reflect after-tax costs of $37.8 million ($.13 per share) associated with debt extinguishments, $19.8 million ($.07 per share) related to integration costs associated with the Embarq acquisition, $5.0 million ($.02 per share) related to a litigation settlement, and $4.4 million ($.015 per share) associated with severance related costs and the accelerated recognition of share-based compensation and pension expense. These after-tax costs more than offset a $10.7 million ($.04 per share) net tax benefit related to the recognition of previously unrecognized tax benefits and an adjustment to deferred tax liabilities related to the Embarq acquisition.

Net income under GAAP for full year 2010 was $947.7 million compared to $647.2 million for full year 2009 and diluted earnings per share for full year 2010 was $3.13 compared to $3.23 for full year 2009. See the accompanying financial schedules for detail of the Company’s nonrecurring items for full year 2010 and 2009.

Outlook for 2011. For full year 2011, CenturyLink expects operating revenues (excluding the effects of the pending Qwest transaction and any nonrecurring items that may occur ) to be 4% to 5% lower than 2010 operating revenues, as compared to the 6.5% decline in 2010 operating revenues compared to pro forma 2009 operating revenues. In addition, due to (i) anticipated revenue growth associated with the expansion of CenturyLink’s Prism TV service, (ii) the revenue impact of the expected continued improvement in the rate of access line loss and (iii) the effects of additional fiber investment, the Company expects its year-over-year rate of revenue decline (excluding the pending Qwest transaction and any nonrecurring items that may occur) to be 2% to 3% by fourth quarter 2011.

The Company currently expects 2011 capital expenditures, excluding any capital related to the integration of the pending Qwest transaction, to be approximately $1 billion, or 16% higher than 2010 capital expenditures of $864 million.  This increase is primarily due to the Company’s planned incremental fiber to the tower investment for 2011.

Due to the anticipated close of the pending Qwest transaction, CenturyLink is not currently providing full year 2011 free cash flow or diluted earnings per share guidance. However, the Company is providing guidance regarding several items that collectively are anticipated to negatively impact 2011 diluted earnings per share in the range of $.49 to $.55, excluding the effects of the pending Qwest transaction and any nonrecurring items that may occur.

The following items are expected to have a positive impact on 2011 diluted earnings per share (excluding any positive impacts related to the Qwest acquisition):
▪	additional synergies associated with the Embarq acquisition - $.09 to $.11;
▪	increased revenues associated with expected growth in high-speed Internet customers - $.10 to $.14;
▪	increased revenues associated with data transport for wireless carriers - $.06 to $.08; and
▪	lower interest expense - $.05 to $.07.

The following items are expected to negatively impact 2011 diluted earnings per share:
▪	lower voice-related revenues, primarily due to anticipated access line losses of 7.0% to 7.5% - ($.40) to ($.45);
▪	lower access revenues primarily driven by access line losses and continued pressure on access minutes of use - ($.18) to ($.22);
▪	start-up losses associated with expanding CenturyLink’s Prism TV service – ($.12) to ($.14);
▪	reduced interstate universal service funding - ($.05) to ($.06); and
▪	additional migration of network traffic from a wireless carrier customer - ($.05) to ($.07).

For first quarter 2011, CenturyLink expects total revenues of $1.68 to $1.70 billion and diluted earnings per share of $.66 to $.70.

Additionally, CenturyLink is providing the following information regarding the estimated impact that the accounting rules related to business combinations are expected to have on the combined company’s annual financial results in order to assist the investment community to better understand the combined company. None of these items will impact cash flow:

▪
Purchase accounting rules require that the debt of the acquired company be adjusted to fair value at the time of the merger close. Based on the estimated fair value of Qwest’s outstanding debt as of December 31, 2010, the impact of this fair value adjustment would have decreased interest expense in 2011 by approximately $287 million as compared to its expected levels absent the fair value adjustment.

▪
Business combination accounting rules also require that deferred revenues (and related deferred costs) on Qwest’s balance sheet be assigned a fair value. We currently expect that certain deferred revenue components (and related deferred costs) will be assigned little or no value and thus will have negligible amounts recognized in the income statement subsequent to the merger. As of December 31, 2010, we currently estimate that the combined company will experience an annual reduction to revenues of approximately $140 million and an annual reduction to operating expenses of approximately $100 million to adjust deferred revenue (and related costs) to their estimated fair value.

▪
Additionally, under purchase accounting rules, the tangible and intangible assets of the acquired company must be reflected on the books of the combined company at their fair value. The final fair value assignment may significantly impact depreciation and amortization expense; however, the impact cannot be determined at this time.

▪
The merger will also result in the elimination of approximately $70 million of annual revenues and corresponding expenses related to arms length business relationships between CenturyLink and Qwest today that will become intercompany transactions and subject to elimination following the merger close.

All of the assets and liabilities of Qwest will be assigned a fair value pursuant to business combination accounting rules upon the consummation of the merger. The actual fair values assigned to the above items may change significantly from those estimates provided herein. The above estimates also assume the associated income statement impacts occur for a full year. The actual results of the fair value adjustments to reflect the business combination accounting rules will only occur subsequent to the merger date.

All 2011 outlook figures included in this release exclude the effects of nonrecurring items, future changes in regulation, integration expenses associated with the Embarq acquisition, transaction or integration expenses associated with the pending Qwest transaction, any changes in operating or capital plans, and any future mergers, acquisitions, divestitures or other similar business transactions.

Integration Update.   During fourth quarter 2010, CenturyLink incurred pre-tax costs of $27.2 million related to the Embarq acquisition and $7.1 million related to the Qwest transaction. The Company also incurred approximately $9.1 million of integration-related capital expenditures during the fourth quarter associated with the Embarq integration.

CenturyLink achieved more than $85 million in total operating cost synergies during fourth quarter 2010 and exited 2010 at an annualized synergy run rate of more than $340 million.

Qwest Transaction.  On April 21, 2010, CenturyLink and Qwest Communications International Inc. (NYSE: Q) entered into a definitive agreement under which CenturyLink will acquire Qwest in a tax-free, stock-for-stock transaction. Qwest shareholders will receive 0.1664 CenturyLink shares for each share of Qwest common stock they own at closing. Upon closing of the transaction, CenturyLink shareholders are expected to own approximately 50.5% and Qwest shareholders are expected to own approximately 49.5% of the combined company.

The transaction requires approval from regulatory commissions in 21 states and the District of Columbia, as well as the Federal Communications Commission (FCC).  Eighteen of those state regulatory approvals have been received to date.  While the actual closing date depends upon the timing of receipt of FCC and remaining state regulatory approvals, we are currently planning toward an April 1st closing date.

Shareholder Returns. CenturyLink returned approximately $221 million to shareholders in the fourth quarter through cash dividends paid on December 20, 2010, to shareholders of record as of December 7, 2010.  In accordance with their definitive merger agreement, CenturyLink and Qwest coordinated the record dates and payment dates for the two companies’ respective first quarter dividend. On January 24, both CenturyLink and Qwest issued separate public announcements indicating their first quarter dividend would be paid on February 25, 2011 to holders of record on February 18, 2011. This represents a deviation from CenturyLink’s historical dividend record and payments dates for the first quarter. Following the Qwest closing, CenturyLink’s future quarterly dividends are not expected to deviate from historical dates.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of nonrecurring items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.818.1393. The call will be accessible for replay through February 21, 2011, by calling 888.266.2081 and entering the conference ID number 1508167. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through March 7, 2011.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the Federal Communication Commission’s National Broadband Plan released in the first quarter of 2010); our ability to effectively adjust to changes in the communications industry; and changes in the composition of our markets and product mix caused by our recent acquisitions;  our ability to successfully integrate Embarq into our operations, including the possibility that the anticipated benefits from the Embarq merger cannot be fully realized in a timely manner or at all, or that integrating Embarq’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to successfully complete our pending acquisition of Qwest, including timely receiving all regulatory approvals and realizing the anticipated benefits of the transaction; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this release or our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recently completed or pending acquisitions are described in greater detail in Item 1A to our most recent Form 10-K, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release

CenturyLink is a leading provider of high-quality broadband, entertainment and voice services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

			Three months ended December 31, 2010				Three months ended December 31, 2009
						As adjusted				As adjusted		Increase
				Less		excluding		Less		excluding		(decrease)
				non-		non-		non-		non-	Increase	excluding
			As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts			reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
		Voice	$757,098			757,098	821,502	(8,236)	(3)	829,738	(7.8%)	(8.8%)
		Data	488,351			488,351	459,211	(2,128)	(3)	461,339	6.3%	5.9%
		Network access	254,175			254,175	307,266			307,266	(17.3%)	(17.3%)
		Other	222,353			222,353	241,081			241,081	(7.8%)	(7.8%)
			1,721,977	-		1,721,977	1,829,060	(10,364)		1,839,424	(5.9%)	(6.4%)

OPERATING EXPENSES
		Cost of services and products	595,975	9,188	(1)	586,787	596,859	(6,882)	(4)	603,741	(0.1%)	(2.8%)
		Selling, general and administrative	275,058	4,186	(1)	270,872	335,479	43,388	(4)	292,091	(18.0%)	(7.3%)
		Depreciation and amortization	364,573			364,573	356,384			356,384	2.3%	2.3%
			1,235,606	13,374		1,222,232	1,288,722	36,506		1,252,216	(4.1%)	(2.4%)

OPERATING INCOME			486,371	(13,374)		499,745	540,338	(46,870)		587,208	(10.0%)	(14.9%)

OTHER INCOME (EXPENSE)
		Interest expense	(132,410)			(132,410)	(133,023)	11,119	(5)	(144,142)	(0.5%)	(8.1%)
		Other income (expense)	4,900			4,900	(63,354)	(71,968)	(5)	8,614	(107.7%)	(43.1%)
		Income tax expense	(133,399)	6,253	(2)	(139,652)	(116,084)	48,467	(6)	(164,551)	14.9%	(15.1%)

INCOME BEFORE NONCONTROLLING INTERESTS AND EXTRAORDINARY ITEM			225,462	(7,121)		232,583	227,877	(59,252)		287,129	(1.1%)	(19.0%)
		Noncontrolling interests	(296)			(296)	(441)			(441)	(32.9%)	(32.9%)
NET INCOME BEFORE EXTRAORDINARY ITEM			225,166	(7,121)		232,287	227,436	(59,252)		286,688	(1.0%)	(19.0%)
		Extraordinary item	-			-	2,744	2,744	(7)	-	-	-
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.			$225,166	(7,121)		232,287	230,180	(56,508)		286,688	(2.2%)	(19.0%)

BASIC EARNINGS PER SHARE
		Income before extraordinary item	$0.74	(0.02)		0.76	0.76	(0.20)		0.96	(2.6%)	(20.8%)
		Extraordinary item	$-	-		-	0.01	0.01		-	-	-
		Basic earnings per share	$0.74	(0.02)		0.76	0.77	(0.19)		0.96	(3.9%)	(20.8%)

DILUTED EARNINGS PER SHARE
		Income before extraordinary item	$0.74	(0.02)		0.76	0.76	(0.20)		0.95	(2.6%)	(20.0%)
		Extraordinary item	$-	-		-	0.01	0.01		-	-	-
		Diluted earnings per share	$0.74	(0.02)		0.76	0.77	(0.19)		0.95	(3.9%)	(20.0%)

AVERAGE SHARES OUTSTANDING
		Basic	302,301			302,301	298,580			298,580	1.2%	1.2%
		Diluted	303,201			303,201	299,233			299,233	1.3%	1.3%

DIVIDENDS PER COMMON SHARE			$0.725			0.725	0.700			0.700	3.6%	3.6%

NONRECURRING ITEMS
(1	) -
Includes integration and severance related costs associated with our acquisition of Embarq ($27.2 million) and transaction and other costs associated with our pending acquisition of Qwest ($7.1 million).  These increases were partially offset by a $20.9 million curtailment gain associated with freezing certain future benefit accruals related to our defined benefit pension plans.

(2	) -	Income tax benefit of Item (1) and a net $3.7 million income tax benefit due to an increase in the net deferred tax asset related to state net operating loss carryforwards and other tax adjustments.
(3	) -
Pursuant to business combination accounting rules, certain deferred revenues and costs we assumed in our Embarq acquisition were assigned no fair value and have been eliminated from the balance sheet. The above adjustment represents the revenues (and an equivalent amount of costs) that were eliminated in our fourth quarter results that are attributable to the third quarter of 2009.

(4	) -
Includes integration costs associated with our acquistion of Embarq ($31.9 million); costs associated with a legal settlement ($8.0 million); accelerated recognition of share-based compensation and pension expense ($5.5 million) and severance and related costs due to workforce reductions ($1.5 million). Such increases were partially offset by the $10.4 million of costs eliminated in our fourth quarter results that were attibutable to the third quarter of 2009 (as described in (3) above).

(5	) -	Impact of debt extinguishments.
(6	) -
Income tax effect of Items (3) through (5). Also includes a $15.7 million benefit due to the recognition of previously unrecognized tax benefits and other tax adjustments and a $5.0 million charge related to an adjustment to existing legacy CenturyLink deferred income tax liabilities due to apportionment factor changes as a result of the
Embarq acquisition.

(7	) -	Adjust tax effect of extraordinary gain recognized in third quarter 2009 related to the discontinuance of regulatory accounting.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

			Twelve months ended December 31, 2010				Twelve months ended December 31, 2009
						As adjusted				As adjusted		Increase
				Less		excluding		Less		excluding		(decrease)
				non-		non-		non-		non-	Increase	excluding
			As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts			reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
		Voice	$3,137,921			3,137,921	2,168,480			2,168,480	44.7%	44.7%
		Data	1,908,901			1,908,901	1,202,284			1,202,284	58.8%	58.8%
		Network access	1,079,678			1,079,678	927,905	1,028	(3)	926,877	16.4%	16.5%
		Other	915,034			915,034	675,570			675,570	35.4%	35.4%
			7,041,534	-		7,041,534	4,974,239	1,028		4,973,211	41.6%	41.6%

OPERATING EXPENSES
		Cost of services and products	2,410,048	44,380	(1)	2,365,668	1,752,087	5,704	(4)	1,746,383	37.6%	35.5%
		Selling, general and administrative	1,137,989	78,683	(1)	1,059,306	1,014,341	270,030	(4)	744,311	12.2%	42.3%
		Depreciation and amortization	1,433,553			1,433,553	974,710			974,710	47.1%	47.1%
			4,981,590	123,063		4,858,527	3,741,138	275,734		3,465,404	33.2%	40.2%

OPERATING INCOME			2,059,944	(123,063)		2,183,007	1,233,101	(274,706)		1,507,807	67.1%	44.8%

OTHER INCOME (EXPENSE)
		Interest expense	(557,478)			(557,478)	(370,414)	15,719	(5)	(386,133)	50.5%	44.4%
		Other income (expense)	29,619			29,619	(48,175)	(78,368)	(6)	30,193	(161.5%)	(1.9%)
		Income tax expense	(582,951)	42,494	(2)	(625,445)	(301,881)	127,673	(7)	(429,554)	93.1%	45.6%

INCOME BEFORE NONCONTROLLING INTERESTS AND EXTRAORDINARY ITEM			949,134	(80,569)		1,029,703	512,631	(209,682)		722,313	85.1%	42.6%
		Noncontrolling interests	(1,429)			(1,429)	(1,377)			(1,377)	3.8%	3.8%
NET INCOME BEFORE EXTRAORDINARY ITEM			947,705	(80,569)		1,028,274	511,254	(209,682)		720,936	85.4%	42.6%
		Extraordinary items, net of income tax expense and noncontrolling interests	-			-	135,957	135,957	(8)	-	-	-
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.			$947,705	(80,569)		1,028,274	647,211	(73,725)		720,936	46.4%	42.6%

BASIC EARNINGS PER SHARE
		Income before extraordinary item	$3.13	(0.27)		3.40	2.55	(1.05)		3.60	22.7%	(5.6%)
		Extraordinary item	$-	-		-	0.68	0.68		-	-	-
		Basic earnings per share	$3.13	(0.27)		3.40	3.23	(0.37)		3.60	(3.1%)	(5.6%)

DILUTED EARNINGS PER SHARE
		Income before extraordinary item	$3.13	(0.27)		3.39	2.55	(1.05)		3.60	22.7%	(5.8%)
		Extraordinary item	$-	-		-	0.68	0.68		-	-	-
		Diluted earnings per share	$3.13	(0.27)		3.39	3.23	(0.37)		3.60	(3.1%)	(5.8%)

AVERAGE SHARES OUTSTANDING
		Basic	300,619			300,619	198,813			198,813	51.2%	51.2%
		Diluted	301,297			301,297	199,057			199,057	51.4%	51.4%

DIVIDENDS PER COMMON SHARE			$2.90			2.90	2.80			2.80	3.6%	3.6%

NONRECURRING ITEMS
(1	) -
Includes integration costs associated with our acquisition of Embarq ($91.5 million); severance and related costs due to workforce reductions ($30.2 million) and transaction and other costs associated with our pending acquisition of Qwest ($22.3 million). Such increases were partially offset by a $20.9 million curtailment gain associated with freezing certain future benefit accruals related to our defined benefit pension plans.

(2	) -
Includes income tax benefit of Item (1) and a net $3.7 million income tax benefit due to an increase in the net deferred tax asset related to state net operating loss carryforwards and other tax adjustments.  Such amounts were partially offset by a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts.

(3	) -	Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(4	) -
Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($133.5 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($98.9 million); (iii) accelerated recognition of share-based compensation expense ($21.3 million) and (iv) settlement expense related to a supplemental executive retirement plan ($10.1 million). Also includes  (i) curtailment expense related to a supplemental executive retirement plan ($7.7 million);
(ii) costs associated with legal settlements ($11.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(5	) -	Includes impact of debt extinguishments ($11.1 million) and favorable resolution of transaction tax audit issues ($4.6 million).
(6	) -
Includes impact of debt extinguishments ($72.0 million) and costs associated with terminating our $800 million bridge credit facility related to the Embarq acquisition ($8.0 million), net of favorable resolution of transaction tax audit issues ($1.6 million).

(7	) -
Income tax effect of Items (3) through (6). Also includes a $15.7 million benefit due to the recognition of previously unrecognized tax benefits and other tax adjustments; a $5.8 million income tax benefit caused by a reduction to our deferred tax valuation allowance; net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to a supplemental pension plan and $5.0 million of additional tax expense to adjust legacy CenturyLink's existing deferred income tax liabilities due to apportionment factor changes as a result of the Embarq acquisition.

(8	) -	Extraordinary gain upon the discontinuance of regulatory accounting, net of income tax expense and noncontrolling interests.

CenturyLink, Inc.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

	December 31,	December 31,
	2010	2009
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$172,943	161,807
Other current assets	970,186	961,784
Total current assets	1,143,129	1,123,591

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	16,329,244	15,556,763
Accumulated depreciation	(7,574,768)	(6,459,624)
Net property, plant and equipment	8,754,476	9,097,139

GOODWILL AND OTHER ASSETS
Goodwill	10,260,640	10,251,758
Other	1,879,853	2,090,241
Total goodwill and other assets	12,140,493	12,341,999

TOTAL ASSETS	$22,038,098	22,562,729

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$11,583	500,065
Other current liabilities	999,459	1,207,130
Total current liabilities	1,011,042	1,707,195

LONG-TERM DEBT	7,316,004	7,253,653
DEFERRED CREDITS AND OTHER LIABILITIES	4,063,893	4,135,082
STOCKHOLDERS' EQUITY	9,647,159	9,466,799

TOTAL LIABILITIES AND EQUITY	$22,038,098	22,562,729

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)

	Twelve Months	Twelve Months
	Ended	Ended
In thousands	December 31, 2010	December 31, 2009

OPERATING ACTIVITIES
Net income	$949,134	648,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,433,553	974,710
Extraordinary item	-	(135,957)
Deferred income taxes	131,768	153,950
Share-based compensation	38,168	55,153
Income from unconsolidated cellular entity	(16,369)	(19,087)
Distributions from unconsolidated cellular entity	16,029	20,100
Changes in current assets and current liabilities, net	(211,638)	(84,680)
Retirement benefits	(271,308)	(82,114)
Excess tax benefits from share-based compensation	(11,884)	(4,194)
Increase in other noncurrent assets	(22,980)	(2,347)
Increase in other noncurrent liabilities	10,231	41,649
Other, net	-	7,944
Net cash provided by operating activities	2,044,704	1,573,715

INVESTING ACTIVITIES
Payments for property, plant and equipment	(863,769)	(754,544)
Cash acquired from Embarq acquisition	-	76,906
Other, net	4,716	(1,206)
Net cash used in investing activities	(859,053)	(678,844)

FINANCING ACTIVITIES
Payments of debt	(499,931)	(1,097,064)
Net proceeds from issuance of long-term debt	73,800	644,423
Proceeds from issuance of common stock	130,260	56,823
Repurchase of common stock	(16,515)	(15,563)
Cash dividends	(878,005)	(560,697)
Excess tax benefits from share-based compensation	11,884	4,194
Other, net	3,992	(8,507)
Net cash used in financing activities	(1,174,515)	(976,391)

Net increase (decrease) in cash and cash equivalents	11,136	(81,520)
Cash and cash equivalents at beginning of period	161,807	243,327

Cash and cash equivalents at end of period	$172,943	161,807

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

			Three months ended December 31, 2010					Three months ended December 31, 2009
						As adjusted					As adjusted
				Less		excluding			Less		excluding
				non-		non-			non-		non-
In thousands			As	recurring		recurring		As	recurring		recurring
			reported	items		items		reported	items		items
Operating cash flow and cash flow margin
		Operating income	$486,371	(13,374)	(1)	499,745		540,338	(46,870)	(3)	587,208
		Add: Depreciation and amortization	364,573	-		364,573		356,384	-		356,384
		Operating cash flow	$850,944	(13,374)		864,318		896,722	(46,870)		943,592

		Revenues	$1,721,977	-		1,721,977		1,829,060	(10,364)	(4)	1,839,424

		Operating income margin (operating income divided by revenues)	28.2%			29.0%		29.5%			31.9%

		Operating cash flow margin (operating cash flow divided by revenues)	49.4%			50.2%		49.0%			51.3%

Free cash flow (prior to debt service requirements and dividends)
		Net income	$225,166	(7,121)	(2)	232,287		227,436	(59,252)	(5)	286,688
		Add: Depreciation and amortization	364,573	-		364,573		356,384	-		356,384
		Less: Capital expenditures	(263,990)	-		(263,990)	(6)	(337,417)	-		(337,417)
		Free cash flow	$325,749	(7,121)		332,870		246,403	(59,252)		305,655

		Free cash flow	$325,749					246,403
		Deferred income taxes	112,893					115,713
		Changes in current assets and current liabilities	(133,242)					(173,223)
		Increase in other noncurrent assets	(5,532)					(1,800)
		Increase in other noncurrent liabilities	4,977					54,143
		Retirement benefits	(9,957)					18,186
		Excess tax benefits from share-based compensation	(5,858)					(3,089)
		Other, net	10,225					18,205
		Add: Capital expenditures	263,990					337,417
		Net cash provided by operating activities	$563,245					611,955

NONRECURRING ITEMS
(1	) -
Includes integration and severance related costs associated with our acquisition of Embarq ($27.2 million) and transaction and other costs associated with our pending acquisition of Qwest ($7.1 million). These increases were partially offset by a $20.9 million curtailment gain associated with freezing certain future benefit accruals related to our defined benefit pension plans.

(2	) -	After-tax impact of Item (1) and a net $3.7 million income tax benefit due to an increase in the net deferred tax asset related to state net operating loss carryforwards and other tax adjustments.
(3	) -
Includes integration costs associated with our acquistion of Embarq ($31.9 million); costs associated with a legal settlement ($8.0 million); accelerated recognition of share-based compensation and pension expense ($5.5 million); and severance and related costs due to workforce reduction ($1.5 million).

(4	) -	Revenues eliminated in fourth quarter 2009 attributable to the third quarter of 2009 pursuant to business combination accounting rules related to deferred revenues.
(5	) -
Includes the unfavorable after-tax impact of items (3) and (4) ($29.2 million) and the after-tax charge associated with debt extinguishments ($37.8 million). Also includes a net income tax benefit of $7.8 million due to the recognition of previously unrecognized tax benefits and an adjustment to existing deferred income tax liabilities due to apportionment factors changes as a result of the Embarq acquisition and other tax-related adjustments.

(6	) -
Includes $9.1 million in fourth quarter 2010 and $28.1 million in fourth quarter 2009 of capital expenditures related to the integration of Embarq. Excluding these costs, free cash flow was $342.0 million for fourth quarter 2010 and $333.7 million for fourth quarter 2009.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

			Twelve months ended December 31, 2010					Twelve months ended December 31, 2009
						As adjusted					As adjusted
				Less		excluding			Less		excluding
				non-		non-			non-		non-
In thousands			As	recurring		recurring		As	recurring		recurring
			reported	items		items		reported	items		items
Operating cash flow and cash flow margin
		Operating income	$2,059,944	(123,063)	(1)	2,183,007		1,233,101	(274,706)	(3)	1,507,807
		Add: Depreciation and amortization	1,433,553	-		1,433,553		974,710	-		974,710
		Operating cash flow	$3,493,497	(123,063)		3,616,560		2,207,811	(274,706)		2,482,517

		Revenues	$7,041,534	-		7,041,534		4,974,239	1,028	(4)	4,973,211

		Operating income margin (operating income divided by revenues)	29.3%			31.0%		24.8%			30.3%

		Operating cash flow margin (operating cash flow divided by revenues)	49.6%			51.4%		44.4%			49.9%

Free cash flow (prior to debt service requirements and dividends)
		Net income before extraordinary item	$947,705	(80,569)	(2)	1,028,274		511,254	(209,682)	(5)	720,936
		Add: Depreciation and amortization	1,433,553	-		1,433,553		974,710	-		974,710
		Less: Capital expenditures	(863,769)	-		(863,769)	(6)	(754,544)	-		(754,544)
			$1,517,489	(80,569)		1,598,058		731,420	(209,682)		941,102

		Free cash flow	$1,517,489					731,420
		Deferred income taxes	131,768					153,950
		Changes in current assets and current liabilities	(211,638)					(84,680)
		Increase in other noncurrent assets	(22,980)					(2,347)
		Increase in other noncurrent liabilities	10,231					41,649
		Retirement benefits	(271,308)					(82,114)
		Excess tax benefits from share-based compensation	(11,884)					(4,194)
		Other, net	39,257					65,487
		Add: Capital expenditures	863,769					754,544
		Net cash provided by operating activities	$2,044,704					1,573,715

NONRECURRING ITEMS
(1	) -
Includes integration costs associated with our acquisition of Embarq ($91.5 million); severance and related costs due to workforce reductions ($30.2 million) and transaction and other costs associated with our pending acquisition of Qwest ($22.3 million). Such increases were partially offset by a $20.9 million curtailment gain associated with freezing certain future benefit accruals related to our defined benefit pension plans.

(2	) -
Includes after-tax impact of Item (1) and a net $3.7 million income tax benefit due to an increase in the net deferred tax asset related to state net operating loss carryforwards and other tax adjustments. Such amounts were partially offset by a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of
Medicare subsidy receipts.

(3	) -
Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($133.5 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($98.9 million); (iii) accelerated recognition of share-based compensation expense ($21.3 million) and (iv) settlement expense related to a supplemental pension plan ($10.1 million). Also includes (i) curtailment expense, net of revenue impact, related to a supplemental pension plan ($6.7 million);
(ii) costs associated with a legal settlement ($11.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(4	) -	Revenue impact of curtailment loss related to Supplemental Executive Retirement Plan.
(5	) -
Includes (i) the unfavorable after-tax impact of Items (1) and (2) ($178.3 million); (ii) the after-tax charge associated with debt extinguishement ($38.3 million); (iii) the after-tax charge associated with our $800 million bridge credit facility ($5.0 million); and (iv) $6.6 million income tax expense due to the nondeductible portion of settlement payments related to a supplemental pension plan. Such items were partially offset by (i) a net $10.7 million tax benefit related to the recognition of previously unrecognized tax benefits and the adjustment to our existing deferred income tax liabilities due to apportionment factor changes as a result of the Embarq acquisition; (ii) a $5.8 million reduction to our deferred tax asset valuation allowance; and (iii) the after-tax favorable resolution of transaction tax audit issues ($2.1 million).

(6	) -
Includes $29.0 million in 2010 and $75.1 million in 2009 of capital expenditures related to the integration of Embarq. Excluding these costs, free cash flow was $1.627 billion for the twelve months ended December 31, 2010 and $1.016 billion for the twelve months ended December 31, 2009.